State of Delaware
Secretary of State
Division of Corporations
Delivered 12:30 p.m. 08/28/2007
Filed 12:30 p.m. 08/28/2007
SRV 070966705 - 3379687 FILE






                                STATE OF DELAWARE
                            CERTIFICATE OF OWNERSHIP
                                                          Subsidiary into Parent
                                                                  -- Section 253

                            CERTIFICATE OF OWNERSHIP
                                     MERGING

                      WORLDWATER & SOLAR TECHNOLOGIES CORP.
                                      INTO
                            WORLDWATER & POWER CORP.


Pursuant to Section 253 of the General Corporation Law of Delaware

     WORLDWATER & POWER CORP., a corporation incorporated on the 30th day of March, 2001, pursuant to the provisions of the General Corporation Law of the State of Delaware;

     DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of WORLDWATER & SOLAR TECHNOLOGIES CORP., a corporation incorporated on the 3rd day of May, 2007 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted via unanimous written consent in lieu of a meeting dated the 24th day of August, 2007 A.D., determined to and did merge into itself said WorldWater & Solar Technologies Corp., which resolution is in the following words to wit:

     WHEREAS this corporation lawfully owns 100% of the outstanding stock of WorldWater & Solar Technologies Corp., a corporation organized and existing under the laws of Delaware, and

     WHEREAS this corporation desires to merge into itself the said WorldWater & Solar Technologies Corp., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

     NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said WorldWater & Solar Technologies Corp. and assumes all of its liabilities and obligations, and

     FURTHER RESOLVED, that either Quentin T. Kelly, as Chief Executive Officer of this corporation or Frank W. Smith, as Chief Operating Officer of this corporation be, and hereby are authorized, empowered and directed to make and execute a certificate of ownership setting forth a copy of this resolution to merge said WorldWater & Solar Technologies Corp. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Sussex County; and

     FURTHER RESOLVED, that WorldWater & Power Corp. relinquishes its corporate name and assumes in place thereof the name, WorldWater & Solar Technologies Corp.; and

     FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 24th day of August, 2007 A.D.

               WORLDWATER & SOLAR TECHNOLOGIES CORP.



               By:   /s/ Frank W. Smith
                    ------------------------------------------
                    Name:     Frank W. Smith
                    Title:    Chief Operating Officer